Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-214848) of Strategic Storage Trust II, Inc. of our report dated March 31, 2017 with respect to the consolidated financial statements of Strategic Storage Trust II, Inc. and Subsidiaries for the year ended December 31, 2016 included in the 2018 Annual Report on Form 10-K of Strategic Storage Trust II, Inc.

/s/ CohnReznick LLP

Los Angeles, California

March 22, 2019